Beckstead and Watts, LLP
Certified Public Accountants
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                                              Las Vegas, NV 89102
                                                     702.257.1984
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Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated September 5, 2003, accompanying the financial statements of STAT Software, Inc. on Form 10-SB/A for the six months ended July 31, 2003, the period June 13, 2002 (Date of Inception) to December 31, 2002, and for the period June 13, 2002 (Date of Inception) to July 31, 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of STAT Software, Inc. on Form 10-SB/A.

Signed,

/s/ Brad Beckstead
-------------------
February 6, 2004